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                                                             EXHIBIT 21

                            PUBCO CORPORATION

                      Subsidiaries of the Registrant




    The Registrant directly or indirectly owns 100% of the capital stock of the following significant subsidiaries:


          Subsidiaries                         State of Incorporation

    The Century Wholesale Company                    Delaware

    PC Real Estate Corporation                       Illinois

    Pubco Management Company                         Ohio


    The Registrant directly or indirectly owns over 90% of the capital stock of the following significant subsidiaries:


          Subsidiaries                         State of Incorporation

    Bobbie Brooks, Incorporated                      Delaware
      [including the Buckeye Business
      Products, Inc. division]

    Brooks Management Company                        Ohio


    The Registrant owns an indirect 85% plus interest in Allied
Construction Products, Inc., a Delaware corporation.

    The Registrant owns an indirect approximately 62% plus interest in Aspen Imaging International, Inc., a Delaware corporation.















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